SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Waste Management, Inc. (the “Company”) issued a press release this morning announcing its financial results for the fourth quarter and full year ended December 31, 2014, a copy of which is attached hereto as Exhibit 99.1. The Company is holding a conference call to discuss these results beginning at 9:00 a.m. Central Time this morning. The call will be webcast live and may be heard by accessing the Investor Relations section of the Company’s website at www.wm.com. The call may also be heard by dialing (877) 710-6139 and entering access code 64356817. To access a replay telephonically, please dial (855) 859-2056 and use the replay conference ID number 64356817.

On the call, management of the Company is expected to discuss certain non-GAAP financial measures that are included in the Company’s press release. The Company has provided information regarding its use of the non-GAAP measures contained in its press release and reconciliations of such measures to their most comparable GAAP measures.

In addition to the non-GAAP measures contained and reconciled in the press release, management is also expected to discuss adjusted income from operations, adjusted income from operations as a percent of revenue, adjusted operating EBITDA, adjusted operating EBITDA as a percent of revenue, further adjusted full year SG&A expenses, and further adjusted full year SG&A expenses as a percent of revenues. Each of these non-GAAP measures excludes certain items noted in the table below. Management believes these non-GAAP measures are helpful to investors evaluating the Company’s performance because certain non-cash costs and other items that management believes are not representative of our performance or indicative of our results of operations are excluded. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are shown below.

The Company defines operating EBITDA as income from operations before depreciation and amortization; this measure may not be comparable to similarly titled measures reported by other companies. Management uses this non-GAAP measure as an indicator of the Company’s operating performance and ability to pay dividends, fund acquisitions, capital expenditures and other investments and, in the absence of refinancing, to repay debt obligations. Adjusted operating EBTIDA should not be considered an alternative to net income, income from operations or net cash provided by operating activities.

Reconciliation of Non-GAAP Measures

(Dollars In Millions)

(Unaudited)

	Quarter Ended December 31, 2014			Quarter Ended December 31, 2013
Adjusted Income from Operations and Adjusted Operating EBITDA as a Percent of Revenues	Amount	As a % of Revenues		Amount	As a % of Revenues

Operating revenues, as reported	$3,437			$3,500
Income from operations, as reported	$752	21.9%		$(410)
Adjustments to income from operations
Gain on sale of waste-to-energy business	(519)			—
Asset impairments	338			935
Restructuring	13			5

	(168)			940

Adjusted income from operations (a)	$584	17.0%		$530	15.1%
Depreciation and amortization	307			327

Adjusted operating EBITDA (b)	$891	25.9%		$857	24.5%

	Year Ended December 31, 2014			Year Ended December 31, 2013
Adjusted SG&A Expenses as a Percent of Revenues	Amount	As a % of Revenues		Amount	As a % of Revenues

Operating revenues, as reported	$13,996			$13,983

SG&A expenses, as reported	$1,481			$1,468	10.5	% (c)

Adjustment to SG&A expenses:
Legal reserves	(31)

Adjusted SG&A expenses	$1,450
Incentive compensation accruals	(11)
Legal reserves and fees	(11)

Further adjusted SG&A expenses	$1,428	10.2	% (c)

(a)	Fourth quarter 2014 adjusted income from operations increased $54 million, or more than 10%, and adjusted income from operations as a percent of revenues grew 190 basis points as compared with the prior year.
(b)	Adjusted operating EBITDA increased $34 million, or 4%, and adjusted operating EBITDA as a percent of revenues grew 140 basis points as compared with the prior year to 25.9%
(c)	Full year 2014 further adjusted SG&A expense improved $40 million and 30 basis points as a percent of revenues to 10.2% as compared with the prior year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1:	Press Release dated February 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: February 17, 2015	By:	/s/ Barry H. Caldwell
Barry H. Caldwell
Senior Vice President, Corporate Affairs
Chief Legal Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 17, 2015

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